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                                                                     Exhibit 16


                                                                ARTHUR ANDERSEN


January 31, 2000

                                                             ARTHUR ANDERSEN LLP

                                                             Suite 400
                                                             Courthouse Plaza SW
                                                             Dayton OH 45402
                                                             Tel 837-224-8700

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, H.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated January 25, 2000, of Littlefield, Adams & Company filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP
-----------------------
Arthur Andersen LLP



cc: Mr. John Tsucalas, Director, Interim Chief Executive Officer and Interim Chief Financial Officer, Littlefield, Adams & Company